Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Headwaters Incorporated
(the "Company") on Form 10-Q for the quarter ended June 30, 2006 (the "Report"), we, Kirk A. Benson, Chief Executive Officer of the Company, and Scott K.
Sorensen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (i)      The Report fully complies with the requirements of section
                  13(a) of the Securities Exchange Act of 1934; and
         (ii)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
July 27, 2006

/s/ Scott K. Sorensen
Scott K. Sorensen
Chief Financial Officer
July 27, 2006